                                                                    Exhibit 3(b)

                                    RESTATED
                                     BY-LAWS
                                       OF
                            HICKORY TECH CORPORATION

                                TABLE OF CONTENTS

Section                                                                 Page
-------                                                                 ----

SHAREHOLDERS

1.01   Place of Meetings                                                  1
1.02   Regular Meetings
1.03   Special Meetings                                                   2
1.04   Meetings Held Upon Shareholder Demand
1.05   Adjournments
1.06   Notice of Meetings
1.07   Waiver of Notice
1.08   Quorum; Acts of Shareholders                                       3
1.09   Voting Rights
1.10   Proxies
1.11   Action Without a Meeting
1.12   Nomination of Directors
1.13   Organization and Conduct of Business                               4

DIRECTORS

2.01   Number; Qualifications
2.02   Term                                                               5
2.03   Vacancies
2.04   Place of Meetings
2.05   Regular Meetings
2.06   Special Meetings
2.07   Waiver of Notice; Previously Scheduled Meetings
2.08   Quorum; Acts of Board                                              6
2.09   Electronic Communications
2.10   Absent Directors
2.11   Action Without a Meeting
2.12   Committees
2.13   Compensation                                                       7


Section                                                                 Page
-------                                                                 ----
OFFICERS

3.01   Number and Designation
3.02   Chief Executive Officer
3.03   Chief Financial Officer
3.04   Chairman                                                           8
3.05   President
3.06   Vice Presidents
3.07   Secretary
3.08   Treasurer
3.09   Authority and Duties
3.10   Term                                                               9
3.11   Salaries

INDEMNIFICATION

4.01   Indemnification
4.02   Insurance

SHARES

5.01   Certificated and Uncertificated Shares
5.02   Declaration of Dividends and Other Distributions                  10
5.03   Transfer of Shares
5.04   Record Date

MISCELLANEOUS

6.01   Execution of Instruments                                          11
6.02   Advances
6.03   Corporate Seal
6.04   Fiscal Year
6.05   Amendments


This Table of Contents is not part of the By-Laws of the Corporation. It is intended merely to aid in the utilization of the By-Laws.

                                    RESTATED
                                     BY-LAWS
                                       OF
                            HICKORY TECH CORPORATION


                                  SHAREHOLDERS

SECTION 1.01 PLACE OF MEETINGS. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

SECTION 1.02 REGULAR MEETINGS. Regular meetings of the shareholders shall be held in each year on such date in the month of April, May or June as the Board of Directors shall determine. If a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation. At each regular meeting the shareholders shall elect qualified successors for directors whose terms have expired and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given. To be properly brought before a regular meeting of shareholders, business must be (1) specified in the notice of the meeting, (2) directed to be brought before the meeting by the Board of Directors or (3) proposed at the meeting by a shareholder who (i) was a shareholder of record at the time of giving of notice provided for in these bylaws, (ii) is entitled to vote at the meeting and (iii) gives prior notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner herein provided. For business to be properly brought before a regular meeting by a shareholder, the shareholder must give written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation at least 120 days in advance of the date that the Company released its proxy statement to its shareholders in connection with the prior year's regular meeting. Such notice shall set forth (1) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, (2) the class and number of shares of the Corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, (3) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business desired to be brought before the regular meeting and the reasons for conducting such business and (4) any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

SECTION 1.03 SPECIAL MEETINGS. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more member thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting my written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting; provided that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote.

SECTION 1.04 MEETINGS HELD UPON SHAREHOLDER DEMAND. Within 30 days of receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than ninety days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

SECTION 1.05 ADJOURNMENTS. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

SECTION 1.06 NOTICE OF MEETINGS. Except as otherwise specified in Section
1.05 or required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than sixty days prior to the meeting to every holder of shares entitled to vote at such meeting. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

SECTION 1.07 WAIVER OF NOTICE. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice o that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

SECTION 1.08 QUORUM; ACTS OF SHAREHOLDERS. The holders of a majority of the voting power of the shares entitled to vote at a shareholders meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a duly held meeting of shareholders.

SECTION 1.09 VOTING RIGHTS. Subdivision 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

Subdivision 2. The Board may fix a date not more than sixty days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

SECTION 1.10 PROXIES. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective.

SECTION 1.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

SECTION 1.12 NOMINATION OF DIRECTORS. Nomination of persons for election as directors may be made at a regular meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder who (1) was a shareholder of record at the time of giving of notice provided for in these bylaws, (2) is entitled to vote at the meeting and (3) gives prior notice of nomination in the manner herein provided. For a nomination to be properly made by a shareholder, the shareholder must give written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation at least 120 days before that date that is one year after the prior year's regular meeting. Such notice shall set forth (a) as to the shareholder giving the notice: (1) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (2) the class and number of shares of the Corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made and (b) as to each person the shareholder proposes to nominate: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person and (3) the class and number of shares in the Corporation's capital stock beneficially owned by the person. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 1.13 ORGANIZATION AND CONDUCT OF BUSINESS. The highest ranking officer of the Corporation who is present shall call to order and act as chairman of any meeting of the shareholders. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for conduct of the meeting. To the extent not prohibited by law, such rules, regulations or procedures may include, without limitation, establishment of (1) an agenda or order of business for the meeting and the method by which business may be proposed, (2) rules and procedures for maintaining order at the meeting and the safety of those present, (3) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies or such other persons as the chairman of the meeting shall determine, (4) restrictions on entry to the meeting after the time fixed for the commencement thereof and (5) limitations on the time allotted to questions or comments by participants. Any proposed business contained in the notice of a regular meeting is deemed to be on the agenda and no further motions or other actions shall be required to bring such proposed business up for consideration. Unless and to the extent otherwise determined by the chairman of the meeting, it shall not be necessary to follow Robert's Rules of Order or any other rules of parliamentary procedure at the meeting of the shareholders. Following completion of the business of the meeting as determined by the chairman of the meeting, the chairman of the meeting shall have the exclusive authority to adjourn the meeting.

                                    DIRECTORS

SECTION 2.01 NUMBER; QUALIFICATIONS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of not less than six and not more than twelve directors, who need not be shareholders. Directors shall be natural persons. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of not less than two and not more than four directors. The exact number of directors in each class shall be determined by the Board of Directors prior to the regular meeting at which directors of such class are to be elected; but thereafter the authorized number of directors in such class may be increased by the Board or Directors. At each regular meeting of shareholders, successors to the class of directors whose terms expires at that regular meeting shall be elected for a three-year term. Any director of any class elected to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class. A director shall hold office until the regular meeting held in the year in which the director's term expires and until a successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A director (including a director named by the Board of Directors to fill a vacancy) may be removed from office only for cause. Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall have the same remaining term as that of such director's predecessor. No person may stand for election as a director after that person's seventieth birthday; PROVIDED, HOWEVER, that the current directors in Classes I and II who are age seventy or more may stand for election for one additional three-year term at the regular meetings to be held in 1986 and 1987, respectively.

SECTION 2.02 TERM. Each director shall serve for a three-year term that expires on the date of the third regular meeting of shareholders following the regular meeting at which such director was elected. A director shall hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director.

SECTION 2.03 VACANCIES. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum.

SECTION 2.04 PLACE OF MEETINGS. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board.

SECTION 2.05 REGULAR MEETINGS. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

SECTION 2.06 SPECIAL MEETINGS. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than two hours' actual notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting.

SECTION 2.07 WAIVER OF NOTICE; PREVIOUSLY SCHEDULED MEETINGS. Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

Subdivision 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

SECTION 2.08 QUORUM; ACTS OF BOARD. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

SECTION 2.09 ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. A director may participate in a Board meeting not described in the immediately preceding sentence by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by any means referred to in this Section 2.09 constitutes presence in person at the meeting.

SECTION 2.10 ABSENT DIRECTORS. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

SECTION 2.11 ACTION WITHOUT A MEETING. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

SECTION 2.12 COMMITTEES. Subdivision 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section 2.13.

Subdivision 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

Subdivision 3. Section 2.04 and Sections 2.06 to 2.11 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

Subdivision 4. Minutes, if any, of committee hearings shall be made available upon request to members of the committee and to any director.

SECTION 2.13 COMPENSATION. The Board may fix the compensation, if any, of directors.

                                    OFFICERS

SECTION 3.01 NUMBER AND DESIGNATION. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

SECTION 3.02 CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board of Directors and shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board of Directors.

SECTION 3.03 CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefore; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

SECTION 3.04 CHAIRMAN. Unless otherwise determined by the Board, the Chairman shall be the Chief Executive Officer of the Corporation. If an officer other than the Chairman is designated Chief Executive Officer, the Chairman shall perform such duties as may from time to time be assigned by the Board of Directors.

SECTION 3.05 PRESIDENT. Unless otherwise determined by the Board, the President shall be the Chief Operating officer of the Corporation. If an officer other than the President is designated Chief Operating Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

SECTION 3.06 VICE PRESIDENTS. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board of Directors, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

SECTION 3.07 SECRETARY. The Secretary, unless otherwise determined by the Board, shall attend all meetings of the shareholders and all meetings of the Board of Directors, shall be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-Laws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors.

SECTION 3.08 TREASURER. Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors.

SECTION 3.09 AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

SECTION 3.10 TERM. Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

SECTION 3.11 SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

                                 INDEMNIFICATION

SECTION 4.01 INDEMNIFICATION. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

SECTION 4.02 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                     SHARES

SECTION 5.01 CERTIFICATED AND UNCERTIFICATED SHARES. Subdivision 1. The shares of the Corporation shall be either certificated uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

Subdivision 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

Subdivision 4. A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

SECTION 5.02 DECLARATION OF DIVIDENDS AND OTHER DISTRIBUTIONS. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

SECTION 5.03 TRANSFER OF SHARES. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

SECTION 5.04 RECORD DATE. The Board of Directors may fix a time, not exceeding sixty days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

                                  MISCELLANEOUS

SECTION 6.01 EXECUTION OF INSTRUMENTS. Subdivision 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

Subdivision 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

SECTION 6.02 ADVANCES. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

SECTION 6.03 CORPORATE SEAL. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

                           "Corporate Seal Minnesota".

SECTION 6.04 FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 6.05 AMENDMENTS. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a By-Law that increases the number of directors.

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